EXHIBIT 99.1

For Immediate Release January 8, 2014

Old National Contacts:

Kathy A. Schoettlin – (812) 465-7269/(812) 319-2711

Media Relations

Lynell J. Walton – (812) 464-1366

Investor Relations

United Contact:

Robert K. Chapman

President and Chief Executive Officer

(734) 214-3801

Old National Bancorp expands presence in Southern Michigan
through partnership with Ann Arbor-based United Bancorp, Inc.

•	Introduces Old National to vibrant Ann Arbor market and significantly enhances presence in Southern Michigan
•	Partnership accelerates United Bank & Trust’s strategic plan for growth and enhances ability to serve clients
•	Adds 18 branch offices, spanning four counties, with approximately $806 million in deposits and $643 million of loans, doubling Old National’s Michigan presence
•	United has a very attractive revenue mix with noninterest income representing approximately 38% of combined net interest income and noninterest income for the last five years
•	Includes an $869 million wealth management portfolio and highly successful SBA lending business as evidenced by United being the #3 SBA lender in Michigan in dollars originated for the fiscal year ended September 30, 2013
•	Partnership to be marked by an additional $20,000 in donations to United Way organizations throughout United's markets

Evansville, Ind. & Ann Arbor, Mich. (January 8, 2014) – Evansville-based Old National Bancorp (NASDAQ: ONB) (“Old National”) and Ann Arbor-based United Bancorp, Inc. (OTCQB: UBMI) (“United”), jointly announced today the execution of a definitive agreement under which Old National will partner with United through a stock and cash merger.

With nearly $919 million in total assets, an additional $869 million in wealth management assets under management, and a $963 million loan servicing portfolio, United is a bank holding company with United Bank & Trust as its wholly-owned subsidiary. United Bank & Trust currently operates 18 full-service banking centers spanning four Southern Michigan counties. Combined with Old National’s 18 current Michigan branches, this partnership will double Old National’s Michigan presence to 36 total branches.

Founded in Evansville in 1834, with $9.7 billion in assets and nearly 170 branches, Old National is the largest financial services holding company headquartered in Indiana and the fourth largest deposit holder in the Hoosier state. Old National Bank also has branches in Southern Illinois, Western Kentucky and Louisville.

“We are incredibly excited about this partnership, which introduces Old National to the vibrant community of Ann Arbor and significantly expands our presence throughout Southern Michigan,” said Old National President & CEO Bob Jones. “United Bank & Trust has earned a reputation for exceptional, highly individualized client service, which is a testament to the strong leadership team in place. Todd Clark, United Bank & Trust’s President, will join our team and lead our expansion in Michigan as Regional President. We couldn’t be more thrilled about the growth opportunities this partnership provides, and we look forward to earning the continued loyalty and business of United Bank & Trust clients.”

“The United Board and Management Team believe the partnership with Old National will deliver significant value for our shareholders and give them the opportunity to realize additional value in the future as a shareholder of Old National,” commented United CEO Bob Chapman.

“We are very excited about the long-lasting synergies that will be generated through this partnership between our very client-centric organizations,” said United President Todd Clark. “Our cultures, core values, strategies and “Solutions Together” approaches align very well, and we are both committed to every community we serve. We are convinced this partnership will greatly benefit our shareholders, co-workers, clients and communities over the long run and look forward to joining the tremendous team of dedicated professionals at Old National.”

In celebration of this partnership, Old National and United announced their intention to collectively donate an additional $20,000 to United Way organizations throughout United’s markets.

Under the terms of the merger agreement, which was unanimously approved by the boards of both companies, shareholders of United will receive .70 shares of Old National common stock and $2.66 in cash for each share of United common stock. Based upon the January 6, 2014, closing price of $15.02 per share of Old National common stock, the transaction is valued at approximately $13.17 per share of United common stock, or approximately $173.1 million. The transaction value is likely to change due to fluctuations in the price of Old National common stock. The exchange ratio is also subject to adjustment under certain circumstances as provided in the merger agreement.

The transaction is expected to close late in the 2nd quarter of 2014. The transaction remains subject to approval by United’s shareholders and approval by federal and state regulatory authorities as well as the satisfaction of other customary closing conditions provided in the merger agreement. The merger agreement also provides that United Bank & Trust will be consolidated into Old National Bank.

Old National was advised by Raymond James & Associates, Inc. and the law firm of Krieg DeVault LLP. United was advised by Sandler O’Neill + Partners, L.P. and the law firm of Warner Norcross & Judd LLP.

A closer look at the United Bank & Trust branch offices included in the partnership

  Five offices are in Washtenaw County, Mich.:
    Ann Arbor (2 locations including the corporate headquarters)
    Dexter
    Manchester
    Saline
  One office is in Livingston County, Mich.:
    Brighton
  A total of 10 offices are located in Lenawee County, Mich.:
    Adrian (3 locations)
    Blissfield
    Clinton
    Hudson
    Manitou Beach
    Morenci
    Tecumseh (2 locations)
  Two offices are in Monroe County, Mich.:
    Dundee
    Monroe

About Old National

Old National Bancorp (NASDAQ: ONB) is the largest financial services holding company headquartered in Indiana. With $9.7 billion in assets, it ranks among the top 100 banking companies in the United States. Since its founding in Evansville, Ind., in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships with its clients. Today, Old National’s footprint includes Indiana, Western Kentucky and Louisville, Southern Illinois and Southwestern Michigan. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National owns Old National Insurance, one of the 100 largest brokers in the nation. For more information and financial data, please visit Investor Relations at oldnational.com.

About United

United Bancorp, Inc. is a community-based financial services company located in Washtenaw, Lenawee, Livingston and Monroe Counties in Michigan. United Bank & Trust is the Company's only subsidiary, and the Bank provides financial solutions to its clients based on their unique circumstances and needs, through a line of business delivery system that includes banking, mortgage, structured finance and wealth management. For more information, visit the Company's website at www.ubat.com.

Conference Call

Old National will hold a conference call at 9:15 a.m. Central Time on January 8, 2014, to discuss the announced partnership with United. The live audio web cast of the call, along with the corresponding presentation slides, will be available on Old National’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 7:00 a.m. Central Time on January 9 through midnight January 23. To access the replay, dial 1-855-859-2056, conference code 31075438.

Additional Information for Shareholders

Communications in this document do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Old National will file with the Securities and Exchange Commission (SEC) a Registration Statement on Form S-4 that will include a Proxy Statement of United and a Prospectus of Old National, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Old National and United, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Old National at www.oldnational.com under the tab “Investor Relations” and then under the heading “Financial Information” or from United by accessing United’s website at www.ubat.com under the tab “About Us” then “Investor Relations” then “SEC Filings.”

Old National and United and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of United in connection with the proposed merger. Information about the directors and executive officers of Old National is set forth in the proxy statement for Old National’s 2013 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 15, 2013. Information about the directors and executive officers of United is set forth in the proxy statement for United’s 2013 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 25, 2013. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s and United’s financial condition, results of operations, asset and credit quality trends and profitability and statements about the expected timing, completion, financial benefits and other effects of the proposed merger. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could,” “should,” “forward,” “future,” “opportunity” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the proposed merger might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the proposed merger might not be obtained; market, economic, operational, liquidity, credit and interest rate risks associated with Old National's and United’s businesses, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of Old National and United to execute their respective business plans (including the proposed acquisitions of United and Tower Financial Corporation); changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of either Old National’s or United’s internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this press release and other factors identified in each company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and neither Old National nor United undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.